UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)			February 16, 2021

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579		73-1481638
(Commission File Number)		(IRS Employer Identification No.)

321 North Harvey	P.O. Box 321	Oklahoma City	Oklahoma	73101-0321
(Address of Principal Executive Offices)				(Zip Code)

(405) 553-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

The description of the Support Agreement (as defined below in Item 8.01) is incorporated by reference herein.

Item 8.01. Other Events

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 865,000 customers in Oklahoma and western Arkansas. In addition, the Company holds a 25.5 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.

On February 16, 2021, Enable Midstream Partners, LP (the "Partnership") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Energy Transfer LP, a Delaware limited partnership ("Energy Transfer"), and certain other Energy Transfer merger subsidiaries. In the merger, the Company's limited partnership interests in Enable will be exchanged for common units of Energy Transfer LP. Upon closing of the merger, the Company will own approximately 3% of the outstanding limited partner units of Energy Transfer. As part of the transaction, Energy Transfer will also acquire the general partner interests from OGE Energy Corp. and CenterPoint Energy, Inc., a Texas corporation ("CenterPoint"), the other sponsor of the Partnership, for $10 million in aggregate cash consideration. On or within three business days of closing of the merger, CenterPoint will pay the Company $30 million.

Pursuant to the terms of the Merger Agreement, at the effective time of the merger, among other things:

•each common unit representing a limited partner interest in the Partnership (the "Partnership Common Units") issued and outstanding immediately prior to the effective time (other than the Partnership Common Units held directly by Energy Transfer or other Energy Transfer merger subsidiaries immediately prior to the effective time) will be converted into and will thereafter represent the right to receive 0.8595 common units representing limited partner interests in Energy Transfer;
•each 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Preferred Unit owned by CenterPoint representing a limited partner interest in the Partnership issued and outstanding immediately prior to the effective time, will be converted into and will thereafter represent the right to receive 0.0265 preferred units representing limited partner interests in Energy Transfer, to be established at or prior to the closing of the Mergers, designated as "7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units" and having the preferences, rights, powers and duties substantially similar to the 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units of Energy Transfer Operating, L.P.; and
•the Partnership Incentive Distribution Rights outstanding immediately prior to the effective time will be automatically cancelled and will cease to exist.

The completion of the merger is subject to various customary closing conditions, including, among other things, (i) the adoption of the Merger Agreement by holders of a majority of the outstanding Partnership Common Units, voting as a single class, entitled to vote thereon, (ii) absence of any court order or regulatory injunction prohibiting completion of the merger or the other transactions contemplated by the Merger Agreement, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the effectiveness of the registration statement on Form S-4 (the "Form S-4") that Energy Transfer is obligated to file with the Securities and Exchange Commission ("SEC") in connection with the issuance of Energy Transfer Common Units in the merger, (v) the authorization for listing of Energy Transfer Common Units to be issued in the LP Merger on the New York Stock Exchange, (vi) receipt of applicable tax opinions from each of Energy Transfer's and the Partnership's tax counsel, and (vii) the accuracy of each party's representations and warranties (subject to certain materiality qualifiers) and compliance by each party with its covenants under the Merger Agreement in all material respects.

Contemporaneously with the execution of the Merger Agreement, the Company entered into a support agreement (the "Support Agreement") with the Partnership, Energy Transfer and the merger subsidiaries. Pursuant to the Support Agreement, the Company agreed to, among other things, (a) promptly following the time when the Form S-4 has been declared effective by the SEC and the Company has received from Energy Transfer a copy of the Consent Solicitation Statement/Prospectus included therein, execute and deliver a written consent covering all of the Partnership Common Units approving each of the matters for which the Partnership is soliciting consents of the holders of Partnership Common Units in accordance with the Merger Agreement pursuant to the Consent Solicitation Statement/Prospectus and (b) oppose, vote against and not to consent to any other action, agreement or proposal intended to, or which has the effect of or reasonably would be expected to have the effect of, impeding, delaying, restricting, limiting or interfering with the performance of the Company's obligations under the Support Agreement or the consummation of the merger.

Pursuant to the Support Agreement, neither the Company nor any of its representatives are permitted to solicit, initiate, knowingly encourage or knowingly facilitate any acquisition proposals or inquiries regarding the submission of an acquisition proposal or any inquiries regarding any transfer of limited liability company interests in the General Partner or engage or participate in any discussions or negotiations regarding, or furnish any confidential information regarding or in connection with an acquisition proposal or any transfer of limited liability company interests in the General Partner or enter into any agreement with respect to an acquisition proposal or transfer of limited liability company interests in the General Partner or resolve to approve an acquisition proposal or transfer of limited liability company interests in the General Partner.

CenterPoint also entered into a similar support agreement.

A copy of the Support Agreement is filed as Exhibit 10.01 to this report and is incorporated herein by reference. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement. It is not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Support Agreement contain representations and warranties by each of the parties to the Support Agreement, which were made only for purposes of the Support Agreement and as of a specified date. The representations, warranties and covenants in the Support Agreement were made solely for the benefit of the parties to the Support Agreement; may be subject to limitations agreed upon by the contracting parties; and may be subject to standards of materiality, applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Support Agreements, which subsequent information may or may not be fully reflected in our, the Partnership's or Energy Transfer's public disclosures.

In addition, the Merger Agreement contemplates the execution and delivery of a registration rights agreement by and among Energy Transfer, the Company and CenterPoint to be executed by the parties thereto at the closing of the merger. The registration rights agreement provides for customary resale registration, demand registration and piggy-back registration rights with respect to Energy Transfer common units issued to the Company and CenterPoint in the merger.

Participants in the Solicitation

The Company, Energy Transfer, Enable and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of Enable in connection with the proposed merger. Information about (i) the directors and executive officers of the Company is set forth in the Company's Definitive Proxy Statement on Schedule 14A which was filed with the SEC on April 8, 2020 and the Company's Annual Report on Form 10-K which was filed with the SEC on February 27, 2020, respectively, (ii) the directors and executive officers of Energy Transfer is set forth in Energy Transfer's Annual Report on Form 10-K which was filed with the SEC on February 21, 2020 and (iii) the directors and executive officers of Enable is set forth in Enable's Annual Report on Form 10-K which was filed with the SEC on February 19, 2020, in each case, as may be updated from time to time by Current Reports on Form 8-K, statements of changes in beneficial ownership and other filings with the SEC. Other information regarding certain participants in the consent solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the consent solicitation statement/prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents can be obtained using the contact information above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.01	Support Agreement dated February 16, 2021, by and among Energy Transfer LP, Elk Merger Sub LLC, Elk GP Merger Sub LLC, Enable Midstream Partners, LP, Enable GP, LLC and OGE Energy Corp.
99.01	Press release dated February 17, 2021, announcing proposed merger between Energy Transfer LP and Enable Midstream Partners LP.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Sarah R. Stafford
Sarah R. Stafford
Controller and Chief Accounting Officer

February 18, 2021